EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-66738, 33-86946, 33-92878, 33-95050, 33-98170,
333-1632, 333-15655, 333-29431, 333-52417, 333-58605), in the Registration
Statement on Form S-3 (No. 333-41111) and in the Registration Statement on Form S-4 (No. 333-03696) of PETsMART, Inc. of our report dated February 26, 1999 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Phoenix, Arizona
April 30, 2001